Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF
OCEANFREIGHT INC.
We consent to the reference to our firm under the caption “Experts” and to the inclusion of our reports dated April 14, 2011, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of OceanFreight Inc. included in Amendment No. 1 to the Registration Statement (Form F-4 No. 333-176641) and Prospectus of Ocean Rig UDW Inc. for the registration of 1,541,171 shares of its common stock.
/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.
October 10, 2011
Athens, Greece.